UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010

COLONIAL PROPERTIES TRUST
 (Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COLONIAL REALTY LIMITED PARTNERSHIP
 (Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 250-8700

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 9, 2010, the Board of Trustees of Colonial Properties Trust (the “Company”) authorized the redemption by the Company of all of the approximately 400,473 outstanding shares of the Company’s 8 1/8% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the “Series D Preferred Shares”). The redemption of the Series D Preferred Shares is expected to be made pursuant to the terms of the Series D Preferred Shares and the Articles Supplementary of 8 1/8% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest of Colonial Properties Trust. Following formal notice of redemption, the Company is expected to redeem the Series D Preferred Shares on or about September 10, 2010 (the “Call Date”) for cash at a redemption price of (i) $250.00 per Series D Preferred Share, plus (ii) accrued and unpaid dividends of $2.26 per Series D Preferred Share for the period from August 1, 2010 to and including the Call Date. All of the outstanding depositary shares representing a fractional interest equal to 1/10th of a Series D Preferred Share (the “Series D Depositary Shares”) will be simultaneously redeemed at a redemption price of $25.00, plus accrued and unpaid dividends of $0.2257 per Series D Depositary Share for the period from August 1, 2010 to and including the Call Date. In connection with the redemption of the remaining outstanding Series D Depositary Shares, the Board of Trustees of the Company, as general partner of Colonial Realty Limited Partnership, the Company’s operating partnership, also authorized the redemption of all outstanding Series D Preferred Units, all of which were held by the Company as general partner of the operating partnership. The redemption price will be paid by the Company from the proceeds of sales of its common stock through the Company’s recently completed $100 million at-the-market program.

Upon the completion of the redemption of the Series D Depositary Shares, the Company expects to record a charge of approximately $3.5 million in the third quarter 2010 related to the original preferred share issuance costs. This charge was not reflected in the Company’s previously provided guidance and is anticipated to impact net income and funds from operations (FFO), but will not have an impact on operating FFO.

The Company’s press release, issued on August 9, 2010, announcing its intention to redeem the Series D Depositary Shares is attached hereto as Exhibit 99.1.

* * *

      “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, economic, business and real estate conditions and markets, including recent deterioration in the economy and high unemployment in the U.S., together with the downturn in the overall U.S. housing market resulting in weakness in the multifamily market and the extent, strength and duration of the current recession or recovery; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the Company’s ability to continue to maintain its status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency actions on the cost and availability of new debt financings; level and volatility of interest or capitalization rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the Company assumes no responsibility to update the information in this Current Report on Form 8-K.

The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as may be updated or supplemented in the Company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the Company’s results.

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of Colonial Properties Trust (“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit	Document

99.1	Press release issued by the Company on August 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST

Date: August 9, 2010	By:	/s/ C. Reynolds Thompson, III

C. Reynolds Thompson, III
President and Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP

	By:	Colonial Properties Trust, its general partner

Date: August 9, 2010	By:	/s/ C. Reynolds Thompson, III

C. Reynolds Thompson, III
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Press release issued by the Company on August 9, 2010